UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

FMC CORPORATION

(Exact name of issuer as specified in charter)

DELAWARE	1-2376	94-0479804
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1735 Market Street, Philadelphia, Pennsylvania 19103

(Address of principal executive offices)

(215) 299-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers

At a meeting of the Board of Directors of FMC Corporation (the “Company”) held on December 9, 2005, Paul J. Norris was elected to the board of directors of the Company, effective January 1, 2006. Mr. Norris, who will be ninth independent director on the Company’s Board of Directors, was also elected to the Compensation Committee of the Board of Directors, also effective January 1, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FMC CORPORATION

Date: December 14, 2005	By:	/S/ W. KIM FOSTER
W. Kim Foster
Senior Vice President and
Chief Financial Officer